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Exhibit 23.1

Independent Auditors' Consent

The Board of Directors
Morton's Restaurant Group, Inc.:

        We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP
Melville, New York December 22, 2003

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Independent Auditors' Consent